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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Ready Assets Trust:

We consent to the use in Post-Effective Amendment No. 31 to Registration Statement No. 2-52711 of our report dated February 6, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/S/ DELOITTE & TOUCHE
Deloitte & Touche LLP
Princeton, New Jersey
March 31, 1998